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                                                                   Exhibit 23.1

                           HARNEY WESTWOOD & RIEGELS
            Barristers, Solicitors, Notaries, Patent and Trade Mark Agents
                         Craigmuir Chambers, PO Box 71
                   Road Town, Tortola, British Virgin Islands
                Telephone: (284) 494-2233 o Fax: (284) 494-3547
             e-mail: mail@harneys.com o web-site: www.harneys.com

                                                     Writer's Direct Line:
                                                     Your Ref:
15 March 2000                                        Our Ref: 13013-004-Lab-101

                             TO WHOM IT MAY CONCERN

We are aware that we are referred to under the heading "Risk Factors--Because we are a British Virgin Islands company, you may not be able to enforce judgments against us that are obtained in U.S. courts" in the Prospectus forming a part of the Registration Statement on Form F-1 submitted to the Securities and Exchange Commission by MIH Limited and hereby consent to such use of our name therein. By giving such consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of person whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Yours faithfully
Harney Westwood & Riegels

/s/ Harney Westwood & Riegels